SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: January 21, 2014

Date of earliest event reported: January 16, 2014

BakerCorp International, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-181780	13-4315148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Old Ranch Parkway, Suite 220

Seal Beach, California 90740

(Address of Principal Executive Offices, including Zip Code)

(562) 430-6262

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment No. 1”) is being filed as an amendment to the Current Report on Form 8-K filed by BakerCorp International, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on December 11, 2013 (the “Original 8-K”) to report the departure of Mr. James Leonetti, the Company’s Vice President, Chief Financial Officer and to announce the appointment of Mr. Raymond Aronoff as Chief Financial Officer and Chief Operating Officer of the Company. This Amendment No. 1 amends the Original 8-K to provide certain compensatory information in connection with such appointment that was not determined at the time of the filing of the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, in connection with Mr. Raymond Aronoff’s appointment as Chief Financial Officer and Chief Operating Officer of the Company, the Compensation Committee of the Board of Directors of the Company approved a grant of stock options, pursuant to the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan (“Equity Plan”). A total of 12,000 options were granted to Mr. Aronoff, pursuant to an option agreement, consisting of the following: (i) 6,000 options with an exercise price equal to $110, (ii) 3,000 options with an exercise price equal to $200 and (iii) 3,000 options with an exercise price equal to $300. These stock options are scheduled to become vested in 5% installments on each of the first twenty quarterly anniversaries of the date of grant, provided that Mr. Aronoff continues to serve as an employee of the Company or one of its subsidiaries on each such date, and subject to accelerated vesting under certain circumstances. The stock options will become fully vested and exercisable in the event of a change in control (as defined in the Equity Plan). In addition, the portion of outstanding stock options that would have vested had Mr. Aronoff’s employment continued until one year following the effective date of certain termination or resignation events will become vested and exercisable in the event of those termination or resignation events, including a termination by reason of death, disability or retirement, a termination by the Company without cause or a resignation by Mr. Aronoff for good reason (each term is defined in the option agreement). Following a termination of employment, except as described above, unvested stock options terminate immediately and Mr. Aronoff has the following amount of time, if any, to exercise his vested stock options following his termination: (i) vested stock options immediately terminate upon Mr. Aronoff’s termination for cause or resignation without good reason; (ii) vested stock options must be exercised prior to the first anniversary of termination following termination by reason of death, disability or retirement; or (iii) vested stock options must be exercised prior to the 90th day following the date of termination upon Mr. Aronoff’s termination without cause or resignation for good reason.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKERCORP INTERNATIONAL, INC.

Dated: January 21, 2014	By:	/s/ Robert Craycraft
	Name:	Robert Craycraft
	Title:	President and Chief Executive Officer